EXHIBIT 99.1

AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT AND CONSENT

as of February 21, 2013

TD Bank, N.A., as Agent
317 Madison Avenue, 3rd Floor
New York, New York 10017

Ladies and Gentlemen:

TD BANK, N.A., in its capacity as agent (in such capacity, “Agent”) pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the Secured Parties (as defined in the Loan Agreement), the parties to the Loan Agreement as lenders (individually, each a “Lender” and, collectively, “Lenders”), PRIMO WATER CORPORATION, a corporation organized under the laws of the State of Delaware (“Parent”), PRIMO PRODUCTS, LLC, a limited liability company organized under the laws of the State of North Carolina (“Products”), PRIMO DIRECT, LLC, a limited liability company organized under the laws of the State of North Carolina (“Direct”), PRIMO REFILL, LLC, a limited liability company organized under the laws of the State of North Carolina (“Refill”), PRIMO ICE, LLC, a limited liability company organized under the laws of the State of North Carolina (“ICE”; and together with Parent, Products, Direct and Refill, each a “Borrower” and collectively, “Borrowers”), and PRIMO REFILL CANADA CORPORATION, a corporation organized under the laws of the Province of British Columbia, Canada (“Canadian Guarantor”), have entered into certain financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated April 30, 2012, by and among Agent, Lenders, Borrowers and Canadian Guarantor, as amended by this Amendment No. 1 to Loan and Security Agreement and Consent (“Amendment No. 1”) (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the Other Documents (as defined in the Loan Agreement).

Borrowers and Canadian Guarantor have requested that Agent and Required Lenders (a) consent to the execution, delivery and performance by Parent of an agreement, dated [January 29, 2013], between Active Media Services, Inc., d/b/a Active International (“Active”) and Parent (the “Active Agreement”, which is substantially in the form attached hereto as Exhibit A), pursuant to which, among other things, Parent has agreed to sell to Active the “Merchandise” in exchange for the issuance by Active to Parent of the “Trade Credit” and the payment by Active to Parent of the “Cash Recovery Payment” (as each such term is defined in the Active Agreement), which Agent and Required Lenders are willing to do subject to the terms hereof, and (b) agree to enter into certain amendments to the Loan Agreement and continue to make the Revolving Loans to Borrowers.

The parties hereto wish to enter into this Amendment No. 1 to evidence and effectuate such consent, amendments and certain other agreements relating thereto, in each case subject to the terms and conditions and to the extent set forth herein.

In consideration of the premises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.           Interpretation.  All capitalized terms used herein shall have the meanings assigned thereto in the Loan Agreement and the Other Documents, unless otherwise defined herein.

2.           Amendments to Loan Agreement.

(a)           Additional Definition.  As used herein, the following term shall have the meaning given to it below, and the Loan Agreement and the Other Documents are hereby amended to include, in addition and not in limitation, the following definition:

“Amendment No. 1” shall mean Amendment No. 1 to Loan and Security Agreement and Consent, dated as of February __, 2013, by and among Borrowers, Canadian Guarantor, Agent and the Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(b)           Amendment to Section 16.10(c) (Expenses).  Section 16.10(c) of the Loan Agreement is hereby amended as follows:

“(c)           reasonable fees and disbursements incurred by Agent in connection with any appraisals of Inventory, Equipment or other Collateral, field examinations, collateral analysis or monitoring or other business analysis conducted by outside Persons in connection with this Agreement and the Other Documents (it being understood that Borrowers shall not be responsible for more than (i) one (1) appraisal of Inventory during such year unless (A) a Reporting Trigger Event has occurred, in which case Borrowers shall be responsible for a second (2nd) appraisal of Inventory during such year or (B) an Event of Default has occurred and is continuing, in which case Borrowers shall be responsible for such appraisals of Inventory as Agent may request; and (ii) three (3) field examinations during such year unless (A) a Reporting Trigger Event has occurred, in which case Borrowers shall be responsible for a fourth (4th) field examination during such year or (B) an Event of Default has occurred and is continuing, in which case Borrowers shall be responsible for such field examinations as Agent may request).”

3.           Consent to Active Agreement.

(a)           Consent.  Subject to the terms and conditions contained herein, Agent and Required Lenders hereby consent to the execution, delivery and performance by Parent of the Active Agreement in accordance with the terms of the Active Agreement, subject to the satisfaction of each of the following conditions:

(i)           on or before February 22, 2013, Agent shall have received true, complete and correct copies of the Active Agreement and all other material agreements, documents and instruments executed and delivered in connection therewith (collectively, the “Active Transaction Documents”), which shall be in form and substance reasonably satisfactory to Agent;

(ii)           Parent shall not, directly or indirectly, amend, modify, alter or change the Active Transaction Documents in a manner materially adverse to Agent and Lenders;

(iii)           Parent shall furnish to Agent all material demands and notices in connection with the Active Transaction Documents either received by Parent or on its behalf, promptly after the receipt thereof, or sent by Parent or on its behalf, concurrently with the sending thereof, as the case may be; and

(iv)           Parent shall furnish Agent, within three (3) Business Days after the end of each week, (A) a report in reasonable detail of the Merchandise delivered to, and accepted by, Active during such week (each a “Delivery”), and the related amount of the expected Cash Recovery Payment to be made by Active to Parent pursuant to the terms of the Active Agreement in respect thereof, and (B) a report in reasonable detail of the Cash Recovery Payments received by Parent during such week, together with evidence (in form and substance reasonably satisfactory to Agent) that Parent has deposit into a Blocked Account, in cash or other immediately available funds from the proceeds of each Cash Recovery Payment, one hundred (100%) percent of each such Cash Recovery Payment.

(b)           Partial Release of Security Interest.

(i)           Upon consummation of each Delivery, Agent’s and Secured Parties’ security interest in and lien upon the applicable Merchandise subject to such Delivery shall thereupon be automatically released without further action by any party (the “Release”).  If requested in order to evidence the Release with respect to any Merchandise, Agent, on behalf of Secured Parties, agrees to deliver to Borrowers or their designee, all at Borrowers’ sole cost and expense, (A) an amendment to the UCC financing statement presently filed of record by Agent with respect to Borrowers releasing such Merchandise from the Collateral, and (B) such other documents reasonably requested by Borrowers (collectively, the “Release Agreements”).

(ii)           Notwithstanding anything to contrary contained in this Section 3(b), the Release does not extend to, and Borrowers and Canadian Guarantor acknowledge, confirm and agree, that Agent and Secured Parties shall retain their continuing security interest in and lien upon, all other Collateral of Borrowers and Canadian Guarantor.

(iii)           The parties hereto acknowledge, confirm and agree that, with respect to any Merchandise rejected by Active, Agent’s security interest in and lien upon such rejected Merchandise shall automatically and without further action of any party apply and attach to such rejected Merchandise, and such rejected Merchandise shall at all times constitute Collateral under the Loan Agreement.

(c)           Effect of Partial Release of Security Interest.  Neither the delivery of the Release Agreements by Agent with respect to the Merchandise, nor the filing of the Release Agreements, satisfies any of the Obligations and does not limit, impair or otherwise affect any of the Obligations now or hereafter owing to Agent and Secured Parties by Borrowers and Canadian Guarantor and any and all other persons or entities obligated thereon or any and all other Collateral granted to or held by Agent (excluding the Merchandise from and after the date on which the Release becomes effective in accordance with Section 3(b) hereof).  Except as expressly provided for herein, no other consents and no waivers or modifications to the Loan Agreement and any of the Other Documents are intended or implied.  Nothing contained herein shall limit, impair or affect Agent’s continuing security interest in and lien upon the Collateral granted by any Borrower or Canadian Guarantor to Agent and Secured Parties pursuant to the Loan Agreement (excluding the Merchandise from and after the date on which the Release becomes effective in accordance with Section 3(b) hereof).

4.           Representations, Warranties and Covenants.  Each Borrower and Canadian Guarantor hereby represents, warrants and covenants to Agent and Lenders the following (which shall survive the execution and delivery of this Amendment No. 1), the truth and accuracy of which are a continuing condition of the making of Loans to Borrowers:

(a)           the Active Agreement has been duly authorized, executed and delivered by the respective parties thereto in all respects;

(b)           all actions and proceedings required by the Active Agreement and under applicable law or regulation with respect to the execution and delivery of the Active Agreement have been taken, and the transactions required thereunder have been duly and validly taken and consummated as required by the Active Agreement;

(c)           this Amendment No. 1 and each other agreement or instrument to be executed and delivered by Borrowers and Canadian Guarantor in connection herewith (collectively, together with this Amendment No. 1, the “Amendment Documents”) have been duly authorized, executed and delivered by all necessary action on the part of Borrowers and Canadian Guarantor which are a party hereto and thereto and, if necessary, their respective stockholders, as the case may be, and the agreements and obligations of Borrowers and Canadian Guarantor, as the case may be, contained herein and therein constitute the legal, valid and binding obligations of Borrowers and Canadian Guarantor, enforceable against them in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought;

(d)           the execution, delivery and performance of the Amendment Documents (a) are all within Borrowers’ and Canadian Guarantor’s respective corporate or limited liability company powers (or, in the case of Canadian Borrower, its unlimited liability company powers), (b) are not in contravention of law or the terms of Borrowers’ or Canadian Guarantor’s certificate or articles of incorporation of organization or formation, bylaws, operating agreement or other organizational documentation, or any indenture, agreement or undertaking to which Borrowers or Canadian Guarantor is a party or by which Borrowers or Canadian Guarantor or its property are bound and (c) shall not result in the creation or imposition of any lien, claim, charge or encumbrance upon any of the Collateral, except in favor of Agent and Lender pursuant to the Loan Agreement and the Other Documents as amended hereby;

(e)           all of the representations and warranties set forth in the Loan Agreement and the Other Documents, each as amended hereby, are true and correct in all material respects on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date; and

(f)           no Default or Event of Default exists as of the date of this Amendment No. 1.

5.           Conditions Precedent.  This Amendment No. 1 shall not be effective until the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

(a)           Agent shall have received an original (or faxed or electronic copy) of this Amendment No. 1, duly authorized and executed by Borrowers and Canadian Guarantor; and

(b)           no Default or Event of Default exists as of the date of this Amendment No. 1.

6.           Amendment Fee.  In addition to all other fees, charges, interest and expenses payable by Borrowers to Agent and Lenders under the Loan Agreement and the Other Documents, Borrowers shall pay to Agent, for the account of the Lenders party hereto, an amendment and consent fee in the amount of $10,000, which fee shall be fully earned and payable on the date hereof.  The foregoing fee may be charged to any loan account of Borrowers maintained by Agent.

7.           Additional Events of Default.  Borrowers and Canadian Guarantor acknowledge, confirm and agree that the failure of any Borrower or Canadian Guarantor to comply with the covenants and agreements contained herein shall constitute an Event of Default under the Other Documents.

8.           Effect of this Amendment No. 1.  Except as modified pursuant hereto, no other changes or modifications to the Financing Arrangements are intended or implied and in all other respects the Other Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof.  To the extent of conflict between the terms of this Amendment No. 1 and the Other Documents, the terms of this Amendment No. 1 shall control.  The Loan Agreement and this Amendment No. 1 shall be read and construed as one agreement.

9.           No Waivers; Reservation of Rights.  Except as otherwise provided herein, Agent has not waived and has no intention of waiving any Events of Default which may be continuing on the date hereof or any Events of Default which may occur after the date hereof.  Agent hereby reserves all its rights, in its sole discretion, to exercise any or all of Agent’s rights and remedies under the Other Documents as a result of any existing Events of Default or any Events of Default which may occur after the date hereof, and Agent has not waived any such rights or remedies, and nothing in this Amendment No. 1, and no delay on Agent’s part in exercising any such rights or remedies, should be construed as a waiver of any rights or remedies.

10.           Further Assurances.  The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment No. 1.

11.           Governing Law.  The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York (without giving effect to principles of conflict of laws).

12.           Binding Effect.  This Amendment No. 1 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

13.           Counterparts.  This Amendment No. 1 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement.  In making proof of this Amendment No. 1, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.  Delivery of an executed counterpart of this Amendment No. 1 by telecopier or other electronic method of transmission shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 1.  Any party delivering an executed counterpart of this Amendment No. 1 by telecopier or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment No. 1, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 1 as to such party or any other party.

[SIGNATURE PAGE FOLLOWS]

By the signature hereto of their duly authorized officers, the parties hereto agree as set forth herein.

Very truly yours,

PRIMO WATER CORPORATION,
PRIMO PRODUCTS, LLC,
PRIMO REFILL, LLC,
PRIMO ICE, LLC,
as Borrowers

By:	/s/ Mark Castaneda
Name:	Mark Castaneda
Title:	Chief Financial Officer

PRIMO DIRECT, LLC,
as a Borrower

By:	/s/ Mark Castaneda
Name:	Mark Castaneda
Title:	Chief Financial Officer

PRIMO REFILL CANADA CORPORATION,
as Canadian Guarantor

By:	/s/ Mark Castaneda
Name:	Mark Castaneda
Title:	Chief Financial Officer

[Signatures Continued on Next Page]

[Signature Page to Amendment No. 1 to LSA and Consent]

[Signatures Continued from Previous Page]

AGREED:

TD BANK, N.A., as Agent

By:	/s/ Edward Behnen
Name:	Edward Behnen
Title:	Vice President

[Signature Page to Amendment No. 1 to LSA and Consent]